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                                                             Exhibit (h)(1)(iii)

[ING FUNDS LOGO]


December 1, 2004


Michael J. Roland
Executive Vice President
ING Funds Services, LLC
7337 E. Doubletree Ranch Road
Scottsdale, AZ 85258


Dear Mr. Roland:

     Pursuant to the Administrative Services Agreement dated November 19, 2003, between ING Partners, Inc. and ING Funds Services, LLC (the "Agreement") we hereby notify you of our intention to (1) retain you as Administrator to render administrative and other services to ING LifeGoals 2015 Portfolio, ING LifeGoals 2025 Portfolio, ING LifeGoals 2035 Portfolio, ING LifeGoals 2045 Portfolio, and ING LifeGoals Income Portfolio, five newly established series of ING Partners, Inc. (the "New Funds"), and (2) modify the annual administrative services fees for ING American Century Select Portfolio, ING Oppenheimer Global Portfolio, ING Salomon Brothers Large Cap Growth Portfolio, ING T. Rowe Price Diversified Mid Cap Growth Portfolio, and ING Van Kampen Equity and Income Portfolio, upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the New Funds to and lowering the annual administrative services fees on AMENDED SCHEDULE A of the Agreement. The AMENDED SCHEDULE A is attached hereto.

     AMENDED SCHEDULE A was also updated to reflect name changes of ING Alger Aggressive Growth Portfolio to ING T. Rowe Price Diversified Mid Cap Growth Portfolio, ING Alger Capital Appreciation Portfolio to ING Salomon Brothers Large Cap Growth Portfolio, ING Alger Growth Portfolio to ING American Century Select Portfolio, ING MFS Global Growth Portfolio to ING Oppenheimer Global Portfolio and ING UBS U.S. Allocation Portfolio to ING Van Kampen Equity and Income Portfolio.


7337 E. Doubletree Ranch Rd.      Tel: 480-477-3000           ING Partners, Inc.
Scottsdale, AZ 85258-2034         Fax: 480-477-2700
                                  www.ingfunds.com

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     Please signify your acceptance to act as Administrator under the Agreement with respect to the aforementioned New Funds.

                                                    Very sincerely,


                                                    /s/ Laurie M. Tillinghast
                                                    Laurie M. Tillinghast
                                                    Vice President
                                                    ING Partners, Inc.

ACCEPTED AND AGREED TO:
ING Funds Services, LLC


By: /s/ Michael J. Roland
    -----------------------------
    Michael J. Roland
    Executive Vice President

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                               AMENDED SCHEDULE A

                          SERIES OF ING PARTNERS, INC.

ING Aeltus Enhanced Index Portfolio
ING American Century Select Portfolio
ING American Century Small Cap Value Portfolio
ING Baron Small Cap Growth Portfolio
ING Fidelity(R) VIP Contrafund(R) Portfolio
ING Fidelity(R) VIP Equity Income Portfolio
ING Fidelity(R) VIP Growth Portfolio
ING Fidelity(R) VIP Mid Cap Portfolio
ING Goldman Sachs(R) Capital Growth Portfolio
ING Goldman Sachs(R) Core Equity Portfolio
ING JPMorgan Fleming International Portfolio
ING JPMorgan Mid Cap Value Portfolio
ING LifeGoals 2015 Portfolio
ING LifeGoals 2025 Portfolio
ING LifeGoals 2035 Portfolio
ING LifeGoals 2045 Portfolio
ING LifeGoals Income Portfolio
ING MFS Capital Opportunities Portfolio
ING OpCap Balanced Value Portfolio
ING Oppenheimer Global Portfolio
ING Oppenheimer Strategic Income Portfolio
ING PIMCO Total Return Portfolio
ING Salomon Brothers Aggressive Growth Portfolio
ING Salomon Brothers Fundamental Value Portfolio
ING Salomon Brothers Investors Value Portfolio
ING Salomon Brothers Large Cap Growth Portfolio
ING T. Rowe Price Diversified Mid Cap Growth Portfolio
ING T. Rowe Price Growth Equity Portfolio
ING UBS U.S. Large Cap Equity Portfolio
ING Van Kampen Comstock Portfolio
ING Van Kampen Equity and Income Portfolio

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                               AMENDED SCHEDULE B

                          ADMINISTRATIVE SERVICES FEES

SERIES                                                                      FEES
------                                                                      ----
ING Aeltus Enhanced Index Portfolio                                         0.20%

ING American Century Select Portfolio                                       0.02%

ING American Century Small Cap Value Portfolio                              0.40%

ING Baron Small Cap Growth Portfolio                                        0.40%

ING Fidelity(R) VIP Contrafund(R) Portfolio                 0.05% while Series invested in Master
                                                                0.15% for Stand-alone Series

ING Fidelity(R) VIP Equity Income Portfolio                 0.05% while Series invested in Master
                                                                0.15% for Stand-alone Series

ING Fidelity(R) VIP Growth Portfolio                        0.05% while Series invested in Master
                                                                0.15% for Stand-alone Series

ING Fidelity(R) VIP Mid Cap Portfolio                       0.05% while Series invested in Master
                                                                0.17% for Stand-alone Series

ING Goldman Sachs(R) Capital Growth Portfolio                               0.20%

ING Goldman Sachs(R) Core Equity Portfolio                                  0.20%

ING JPMorgan Fleming International Portfolio                                0.20%

ING JPMorgan Mid Cap Value Portfolio                                        0.35%

ING LifeGoals 2015 Portfolio                                                0.02%

ING LifeGoals 2025 Portfolio                                                0.02%

ING LifeGoals 2035 Portfolio                                                0.02%

ING LifeGoals 2045 Portfolio                                                0.02%

ING LifeGoals Income Portfolio                                              0.02%

ING MFS Capital Opportunities Portfolio                                     0.25%

ING OpCap Balanced Value Portfolio                                          0.20%

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
SERIES                                                                      FEES
------                                                                      ----
ING Oppenheimer Global Portfolio                                            0.06%

ING Oppenheimer Strategic Income Portfolio                                  0.04%

ING PIMCO Total Return Portfolio                                            0.35%

ING Salomon Brothers Aggressive Growth Portfolio                            0.13%

ING Salomon Brothers Fundamental Value Portfolio                            0.20%

ING Salomon Brothers Investors Value Portfolio                              0.20%

ING Salomon Brothers Large Cap Growth Portfolio                             0.23%

ING T. Rowe Price Diversified Mid Cap Growth Portfolio                      0.02%

ING T. Rowe Price Growth Equity Portfolio                                   0.15%

ING UBS U.S. Large Cap Equity Portfolio                                     0.15%

ING Van Kampen Comstock Portfolio                                           0.35%

ING Van Kampen Equity and Income Portfolio                                  0.02%